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                                                                     Exhibit 5.1

                      [Letterhead of O'Melveny & Myers LLP]

                                December 16, 1997


Aames Capital Corporation
Aames Capital Acceptance Corp.
350 South Grand Avenue
Los Angeles, California 90071


                           Re:  Aames Capital Corporation
                                   Aames Capital Acceptance Corp.
                                   Registration Statement on Form S-3
                                   Registration No. 333-21219

Ladies & Gentlemen:

                  We have acted as special counsel to Aames Capital Corporation ("ACC"), a California corporation, and Aames Capital Acceptance Corp., a Delaware corporation ("ACAC," and together with ACC, "Transferors"), in connection with the proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 (such registration statement as amended, the "Registration Statement") relating to the Certificates. The Registration Statement has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among either ACC or ACAC, as applicable, as transferor (the "Transferor" for such Series), ACC, as servicer (in such capacity, the "Servicer"), and a trustee to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" for such Series).

                  We have examined originals or copies, certified or otherwise identified to our satisfaction of the organizational documents of ACC and ACAC, the form of Pooling and Servicing Agreement incorporated by reference as an exhibit to the Registration Statement, the form of Certificates included in such form of Pooling and Servicing Agreement, the Registration Statement, and such other records, documents and statutes as we have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

                  1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized by all necessary action on the part of the related Transferor and has been duly executed and delivered by the related Transferor, the Servicer, the Trustee and any other party thereto for such Series, such Pooling and Servicing Agreement will constitute a legally valid and binding agreement of


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such Transferor, enforceable against such Transferor, in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  2. When a Series of Certificates has been duly authorized by all necessary action on the part of the related Transferor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Certificates of such Series will be validly issued, fully paid and nonassessable and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement, enforceable against the related Transferor, in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  The opinions expressed above are limited to the federal laws of the United States of America and the laws of the States of California and Delaware (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

                  We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                         Respectfully submitted,

                                         /s/ O'Melveny & Myers LLP
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